Exhibit 99.1

For Immediate Release

Mellanox to Hold Extraordinary General Meeting of Shareholders

Shareholders to Vote on Proposals Designed to Enhance Shareholder Choice in Contested Elections

SUNNYVALE, CA. and YOKNEAM, ISRAEL – March 7, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced that it intends to hold an extraordinary general meeting of shareholders (“EGM”) in May 2018. The date, time, place and applicable record date for purposes of the EGM will be announced separately by Mellanox. Following the EGM, the Company intends to begin the process of scheduling the Annual General Meeting of shareholders (“2018 AGM”). Mellanox currently anticipates holding the 2018 AGM on July 25, 2018, following the receipt of results from the EGM.

Mellanox has elected to hold an EGM at which shareholders will vote on the following best-in-class governance proposals:

Establish Plurality Voting in the Event of Contested Elections:

➣	Mellanox’s articles of association currently include a majority voting provision for the election of directors.

➣	In line with governance best practices for U.S.-listed companies, Mellanox intends to seek shareholder approval to amend its current articles of association to provide for a plurality voting standard in a contested election.

➣	A plurality voting standard in a contested election of directors will ensure that if the number of director nominees proposed by the Mellanox Board of Directors (the “Board”) and shareholders of Mellanox exceeds the total number of directors to be elected, those director nominees receiving the largest number of votes would be elected to the Board. A plurality voting standard maximizes the ability of shareholders to elect the directors they want.

➣	If the current majority voting standard is not amended and continues to apply in the event of a contested election of directors, it is possible that, due to abstentions and against votes, no directors would be elected to the Board, or that less than the full Board would be elected and remaining vacancies on the Board would then be filled by the elected directors, rather than Mellanox shareholders.

➣	The amendment proposed by the Mellanox Board providing for a plurality voting standard in a contested election of directors would align the Company’s voting practices with the guidelines of institutional shareholders and proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis.

➣	The proposed amendment will not affect the existing majority voting standard for the election of directors of Mellanox in an uncontested election of directors.

Require the Use of Universal Proxy Cards:

➣	The adoption of universal proxy cards in a contested election of directors will provide for all nominees put forth by either the Board or any shareholder of Mellanox to be listed together on the universal proxy cards, enabling shareholders to elect any combination of director nominees they choose without attending the shareholder meeting in person.

➣	Absent this proposed amendment, Mellanox shareholders would receive two versions of a proxy card – one version listing director nominees proposed by the Board and another version listing director nominees proposed by a shareholder. Applicable laws and proxy voting mechanics do not allow shareholders to use both proxy cards to vote, and each card would contain director nominees only from either the Board or the nominating shareholder. As a result, a shareholder would not be able to vote for a combination of any director nominees from each nominating party.

➣	In order to permit Mellanox shareholders to vote to elect any combination of director nominees put forth by the Board and any shareholder of Mellanox, Mellanox intends to seek shareholder approval of an amendment to its current articles of association requiring the use of universal proxy cards in a contested election, and requiring that director nominees consent to be included on each universal proxy card.

➣	Universal proxy cards have been advocated for by institutional investors, including by the Council of Institutional Investors, as a way to ensure a fairer, less cumbersome voting process. In addition, SEC Commissioner Kara M. Stein shared her views about universal proxy cards in a recent speech: “…we should continue to be ready to help fortify the corporation-shareholder relationship as we move forward. For example, we should adopt final rules regarding the use of universal proxy cards. These rules should recognize that few shareholders can dedicate the time and resources necessary to attend a company’s meeting in person and that, in the modern marketplace, most voting is done by proxy. The Commission’s rules need to change to reflect our current reality, empowering companies and shareholders alike.”[1]

➣	In order to allow existing shareholder director nominees for the 2018 AGM to be included on universal proxy cards, Mellanox has committed to permit those nominees to consent to being named on the universal proxy cards for a period of 10 days following shareholder approval of the use of universal proxy cards at the EGM.

“Mellanox is committed to best-in-class governance practices and shareholders deserve the right to choose the director candidates who they believe will best guide Mellanox’s strategy and success over the long term,” said Irwin Federman, Chairman of the Board of Mellanox. “It is critical that the composition of the Mellanox Board accurately reflects the intentions of our Company’s shareholders, and we are taking the steps necessary to ensure shareholder voices are heard. In addition to enhancing choice, the proposed amendments protect Mellanox shareholders from the unintended consequences inherent in the Company’s current voting provisions, thereby maximizing our shareholders’ ability to select the Board of their choosing. Our Board unanimously recommends all shareholders vote to approve the adoption of both the plurality voting provision and universal proxy at the EGM. The Mellanox Board remains committed to driving enhanced value and looks forward to continuing its ongoing dialogue with shareholders.”

The Company noted that holding the EGM will allow Mellanox shareholders to approve and enable the adoption of plurality voting standards and adopt the application of universal proxy cards prior to the 2018 AGM.

Advance Notice Deadlines for Shareholder Proposals

The Company currently anticipates holding the 2018 AGM on July 25, 2018. Because the 2018 AGM will be held on a date that is more than 30 days after the first anniversary of the Company’s 2017 AGM, the Company has set a new deadline for the receipt of shareholder proposals for the 2018 AGM in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered timely, proposals made in accordance with Rule 14a-8 under the Exchange Act must be delivered to the Secretary of the Company prior to the close of business on March 26, 2018, which the Company has determined is a reasonable time before it begins to print and mail its proxy materials. Shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

[1]	Permission to use quotation neither sought nor obtained

In addition, shareholders holding at least 1% of the voting power in the Company have the right pursuant to Section 19(b) of the Company’s articles of association to request that the Board include an item in the agenda of a general meeting of the shareholders. The Board may include such item in the agenda of a general meeting of the shareholders only if the request has been delivered to the Secretary of the Company not later than 60 days and not more than 120 days prior to the applicable general meeting of the shareholders and otherwise in accordance with the requirements of Section 19(b) of the Company’s articles of association and the Israeli Companies Law, 1999 (the “Companies Law”).

Shareholders holding at least 1% of the voting power in the Company also have the right to request that the Board include an item in the agenda of a general meeting of the shareholders pursuant to Section 66(b) of the Companies Law. The Company shall not consider shareholder proposals pursuant to Section 66(b) of the Companies Law for inclusion in the agenda of the EGM if received later than March 21, 2018, which is the date 14 days following the date hereof.

Shareholders may submit proposals by sending their proposals to the Secretary of the Company at Mellanox Technologies, Ltd., c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary.

Supporting Resources:

•	Follow Mellanox on Twitter, Facebook, Google+, LinkedIn, and YouTube

•	Join the Mellanox Community

About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the EGM and the 2018 AGM. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement filed with the SEC on March 7, 2018, and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after March 7, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statements for its EGM and its 2018 AGM, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statements and white proxy cards for the EGM and the 2018 AGM to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statements and white proxy cards with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO

CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENTS (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING WHITE PROXY CARDS AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statements, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.mellanox.com or by contacting the Company’s proxy solicitor, Mackenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.

This press release does not constitute a convening notice for the EGM or the 2018 AGM under Israeli law, and separate notices convening the EGM and the 2018 AGM and setting the date, place and record date of the EGM and the 2018 AGM will be made separately in due course.

Note: Mellanox is a trademark of Mellanox Technologies, Ltd.

Mellanox Technologies, Ltd.

Investor Contact

Jeffrey Schreiner, +1-408-916-0012

jschreiner@mellanox.com

or

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko, Jeff Kauth, Kaitlin Kikalo

+1-415-869-3950 / +1-212-355-4449

or

Israel PR Contact

Galai Communications Public Relations

Jonathan Wolf, +972 3-613-52-84

yoni@galaipr.com

or

Israel IR Contact

Gelbart Kahana Investor Relations

Emanuel Kahana, +972 3-607-47-17

mano@gk-biz.com

Additional IR Contact

MacKenzie Partners, Inc.

Bob Marese/Dan Burch

+1-212-929-5500